Exhibit 10.12

Execution Version

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of March 23, 2018, by and among:

1.	Cango Inc., a company incorporated under the Laws of the Cayman Islands (the “Company”),

2.	Cango Group Limited, a company incorporated under the Laws of Hong Kong (the “HK Company”),

3.	Can Gu Long (Shanghai) Information Technology Consulting Services Co., Ltd. (灿谷隆(上海)信息科技咨询服务有限公司), a wholly foreign-owned enterprise incorporated under the Laws of the PRC (the “WFOE”),

4.	Shanghai Cango Investment and Management Consultation Service Co., Ltd. (上海灿谷投资管理咨询服务有限公司), a limited liability company incorporated under the Laws of the PRC (the “Domestic Company”),

5.	each of the individuals and their respective holding companies owned by such individual listed on Schedule I attached hereto (each such individual, the “Principal” and collectively, the “Principals”, each such holding company, the “Principal Holding Company” and collectively, the “Principal Holding Companies”),

6.	Huaiyuan L.P., a limited partnership incorporated under the Laws of British Virgin Islands,

7.	Minghuai L.P., a limited partnership incorporated under the Laws of British Virgin Islands,

8.	Xiehuai L.P., a limited partnership incorporated under the Laws of British Virgin Islands (together with Huaiyuan L.P. and Minghuai L.P., each, a “Partnership” and collectively, the “Partnerships”), and

9.	each Person listed on Schedule II hereto (each, an “Investor”, and collectively, the “Investors”).

Each of the parties listed above is referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

A.	The shareholders of the Domestic Company intend to conduct certain restructurings pursuant to the Restructuring Plan such that the Company will effectively Control all the economic interests and voting rights in the Domestic Company.

B.	The Parties contemplate that upon the completion of the Restructuring Plan the ownership structure of the Group Companies shall be as follows: (i) the Company owns 100% of the equity interest in the HK Company; and (ii) the HK Company owns 100% of the equity interest in the WFOE, which in turn Controls the Domestic Company by a Captive Structure.

Share Purchase Agreement

C.	The Investors wish to invest in the Company by subscribing for certain number of Series A-1 Preferred Shares, Series A-2 Preferred Shares, Series A-3 Preferred Shares or Series B Preferred Shares respectively at the Closing pursuant to the terms and subject to the conditions of this Agreement.

D.	The Company wishes to issue, allot and sell certain number of Series A-1 Preferred Shares, Series A-2 Preferred Shares, Series A-3 Preferred Shares and Series B Preferred Shares at the Closing pursuant to the terms and subject to the conditions of this Agreement.

E.	The Parties desire to enter into this Agreement and make the respective representations, warranties, covenants and agreements set forth herein on the terms and conditions set forth herein.

WITNESSETH

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound hereto hereby agree as follows:

1.	Definitions.

1.1	The following terms shall have the meanings ascribed to them below:

“Accounting Standards” means generally accepted accounting principles in the United States or PRC, as applicable, applied on a consistent basis.

“Action” means any charge, claim, action, complaint, petition, investigation, appeal, suit, litigation, grievance, inquiry or other proceeding, whether administrative, civil, regulatory or criminal, whether at law or in equity, or otherwise under any applicable Law, and whether or not before any mediator, arbitrator or Governmental Authority.

“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person. In the case of an individual, the term “Affiliate” also includes the Immediate Family Members of such individual, and in the case of an Investor, the term “Affiliate” also includes (a) any shareholder of the Investor, (b) any of the shareholders’ or the Investor’s general partners or limited partners, (c) the fund manager managing such shareholder or Investor (and general partners, limited partners and officers thereof) and other funds managed by such fund manager, (d) trusts Controlled by or for the benefit of any such Person referred to in (a), (b) or (c).

“Boyu” means Harmonic Century Limited.

“Board” or “Board of Directors” means the board of directors of the Company.

“Business” means business in relation to automotive financing facilitation, automotive transaction facilitation and aftermarket service facilitation.

2	Share Purchase Agreement

“Business Day” means any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks are required or authorized by law to be closed in the Hong Kong, the PRC, Singapore or the United States.

“Captive Structure” means the structure under which the WFOE Controls the Domestic Company through the Control Documents.

“Charter Documents” means, with respect to a particular legal entity, the articles of incorporation, certificate of incorporation, formation or registration (including, if applicable, certificates of change of name), memorandum of association, articles of association, bylaws, articles of organization, limited liability company agreement, trust deed, trust instrument, operating agreement, joint venture agreement, business license, or similar or other constitutive, governing, or charter documents, or equivalent documents, of such entity.

“Cinda” means Harbourside 1712 Limited.

“CIRC” shall mean the China Insurance Regulatory Commission.

“Circular 37” means the Circular on Relevant Issues Concerning Foreign Exchange Administration for Domestic Residents to Engage in Overseas Investment, Financing and Round Trip Investment via Special Purpose Companies issued by SAFE on July 14, 2014, as amended from time to time.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Consent” means any consent, approval, authorization, release, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including any Governmental Authority.

“Contract” means, a contract, agreement, understanding, indenture, note, bond, loan, instrument, lease, mortgage, franchise, license, commitment, purchase order, and other legally binding arrangement, whether written or oral.

“Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise. The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

“Control Documents” means the following contracts collectively: (i) Exclusive Business Cooperation Agreements (独家业务合作协议) to be entered into by and between the WFOE and the Domestic Company, (ii) Exclusive Option Agreements (独家购买权合同) to be entered into by and among the WFOE, the Domestic Company and each equity holder of the Domestic Company, (iii) Power of Attorneys (授权委托书) to be entered into by and between the WFOE and each equity holder of the Domestic Company, (iv) Share Pledge Agreements (股权质押协议) to be entered into by and among the WFOE, the Domestic Company and each equity holder of the Domestic Company, and (v) Spousal Consent issued by the spouse of each Principal.

3	Share Purchase Agreement

“Conversion Shares” means Ordinary Shares issuable upon conversion of any Series A-1 Preferred Shares, Series A-2 Preferred Shares, Series A-3 Preferred Shares, and Series B Preferred Shares.

“Didi” means Links Advance Holdings Limited.

“Equity Securities” means, with respect to any Person that is a legal entity, any and all shares of capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, preemptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing, or any Contract providing for the acquisition of any of the foregoing.

“ESOP” has the meaning given to such term in the Shareholders Agreement.

“Governmental Authority” means any government of any nation or any federation, province or state or any other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the PRC or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“Governmental Order” means any applicable order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.

4	Share Purchase Agreement

“Group Companies” means, collectively, the Company, the HK Company, the WFOE, the Domestic Company, Shanghai Wangjin Financial Information Services Co., Ltd. (上海网金金融信息服务有限公司), Shanghai Can Gu Electronic Technology Co., Ltd. (上海灿谷电子科技有限公司), Shanghai Can Gu Automobile Sale Services Co., Ltd. (上海灿谷汽车销售服务有限公司), Shanghai Youcheyoujia Financial Leasing Co., Ltd. (上海有车有家融资租赁有限公司) (“Youcheyoujia”), Beijing Can Gu Automobile Consultancy Services Co., Ltd. (北京灿谷汽车咨询服务有限公司), Sichuan Xintongda Automobile Services Co., Ltd. (四川鑫通达汽车服务有限公司), Tianjin Changtong Automobile Rental Co., Ltd. (天津昌通汽车租赁有限公司), Hubei Huaitai Automobile Consultancy Services Co., Ltd. (湖北省怀泰汽车咨询服务有限公司), Shanxi Huirui Automobile Consultancy Services Co., Ltd. (山西汇瑞汽车咨询服务有限公司), Shandong Huaitong Automobile Consultancy Services Co., Ltd. (山东怀通汽车咨询服务有限公司), Jiangsu Tongyuan Automobile Consultancy Services Co., Ltd. (江苏通元汽车咨询服务有限公司), Guangxi Canyuan Automobile Consultancy Co., Ltd. (广西灿源汽车咨询服务有限公司), Hebei Jiahui Consultancy Services Co., Ltd. (河北佳辉咨询服务有限公司), Fujian Changhui Automobile Services Co., Ltd. (福建昌汇汽车服务有限公司), Shanghai Huixie Automobile Services Co., Ltd. (上海汇协汽车服务有限公司), Nanjing Canyuan Automobile Services Co., Ltd. (南京灿元汽车服务有限公司), Guangxi Nanning Can Gu Automobile Consultancy Services Co., Ltd. (广西南宁灿谷汽车咨询服务有限公司), Shijiazhuang Can Gu Automobile Rental Co., Ltd. (石家庄灿谷汽车租赁有限公司), Guizhou Can Gu Automobile Services Co., Ltd. (贵州灿谷汽车服务有限公司), Shenyang Can Gu Automobile Information Consultancy Co., Ltd. (沈阳灿谷汽车信息咨询有限公司), Xian Can Gu Automobile Consultancy Co., Ltd. (西安灿谷汽车咨询服务有限公司), Chengdu Can Gu Automobile Services Co., Ltd. (成都灿谷汽车服务有限公司), Kunming Can Gu Automobile Information Consultancy Services Co., Ltd. (昆明灿谷汽车信息咨询服务有限公司), Changsha Can Gu Automobile Services Co., Ltd. (长沙灿谷汽车服务有限公司), Hefei Can Gu Automobile Services Co., Ltd. (合肥灿谷汽车服务有限公司), Guangzhou Can Gu Automobile Information Consultancy Services Co., Ltd. (广州灿谷汽车信息咨询服务有限公司), Heilongjiang Can Gu Automobile Information Consultancy Services Co., Ltd. (黑龙江灿谷汽车信息咨询有限公司), Jiangxi Can Gu Automobile Consultancy Services Co., Ltd. (江西灿谷汽车咨询服务有限公司), Henan Can Gu Automobile Services Co., Ltd. (河南灿谷汽车服务有限公司), Shanghai Wangtian Investment Co., Ltd. (上海网天投资有限公司), together with each Subsidiary of the Company, and “Group Company” refers to any of the Group Companies. For avoidance of any doubt, in any event the term Group Companies or Group Company shall not include Liaoning Junan Automotive Consulting Co., Ltd. (辽宁君安汽车咨询服务有限公司).

“Haitong” means Haitong International Investment Holdings Limited.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“Immediate Family Member” has the meaning given to such term in the Memorandum and Articles.

“Intellectual Property” means any and all (i) patents, patent rights and applications therefor and reissues, reexaminations, continuations, continuations-in-part, divisions, and patent term extensions thereof, (ii) inventions (whether patentable or not), discoveries, improvements, concepts, innovations and industrial models, (iii) registered and unregistered copyrights, copyright registrations and applications, mask works and registrations and applications therefor, author’s rights and works of authorship (including artwork, software, computer programs, source code, object code and executable code, firmware, development tools, files, records and data, and related documentation), (iv) URLs, web sites, web pages and any part thereof, (v) technical information, know-how, trade secrets, drawings, designs, design protocols, specifications, proprietary data, customer lists, databases, proprietary processes, technology, formulae, and algorithms and other intellectual property, (vi) trade names, trade dress, trademarks, domain names, service marks, logos, business names, and registrations and applications therefor, and (vii) the goodwill symbolized or represented by the foregoing.

“Indemnifiable Loss” means, with respect to any Person, any action, claim, cost, damage, deficiency, diminution in value of any Group Company, disbursement, expense, liability, loss, obligation, penalty or settlement of any kind or nature imposed on or otherwise incurred or suffered by such Person, including without limitation, reasonable legal, accounting and other professional fees and expenses.

5	Share Purchase Agreement

“Investor Affiliates” means Series A-1 Investor Affiliate, Series A-2 Investor Affiliate, Series A-3 Investor Affiliate and Series B Investor Affiliates.

“Law” or “Laws” means any and all provisions of any applicable constitution, treaty, statute, law, regulation, ordinance, code, rule, or rule of common law, any governmental approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, in each case as amended, and any and all applicable Governmental Orders.

“Liabilities” or “Liability” means, with respect to any Person, all liabilities, obligations and commitments of such Person of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due.

“Lien” means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by Contract, understanding, Law, equity or otherwise.

“Memorandum and Articles” means the amended and restated memorandum of association of the Company and the amended and restated articles of association of the Company attached hereto as Exhibit A-1 and Exhibit A-2, respectively, to be adopted in accordance with the Companies Law (2016 Revision) of the Cayman Islands, as each may be amended and/or restated from time to time.

“Ordinary Shares” means the Company’s Ordinary Shares, par value US$0.0001 per share.

“Onshore Equity Transfer Agreement” means the Equity Transfer Agreement entered into among Mr. Lin Jiayuan (林佳元), Shanghai Wangjin Investment Management Co., Ltd. (上海网金投资管理有限公司), Boyu III (Shanghai) Equity Investment Partnership L.P. (博裕三期(上海)股权投资合伙企业 (有限合伙)) and Haitong International Investment Holdings Limited dated as of January 24, 2018.

“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, joint venture, trust, estate, unincorporated organization, Governmental Authority or other enterprise or entity.

“PRC” means the People’s Republic of China, but solely for the purposes of this Agreement and the other Transaction Documents, excluding Hong Kong, the Macau Special Administrative Region and Taiwan.

“PRC Companies” means, collectively, the Domestic Company and the WFOE, together with each Subsidiary of any of the foregoing in the PRC.

“Preferred Shares” means collectively, the Series A Preferred Shares and the Series B Preferred Shares of the Company.

6	Share Purchase Agreement

“PV Onshore Subscription Agreement” means the Share Subscription Agreement entered into among the Series A-3 Investor Affiliate, the Principals, the Domestic Company and other parties thereto dated as of July 21, 2017 as supplemented or amended from time to time.

“Restructuring Plan” means the plan to restructure the Group Companies such that the Company will effectively Control the Business and receive all economic and voting rights in all Group Companies (other than the Company) through the contractual arrangements under the Control Documents, which and any amendment thereto shall be agreed and confirmed by the Investors and the Principals.

“Right of First Refusal & Co-Sale Agreement” means the Right of First Refusal and Co-Sale Agreement to be entered into by and among the parties named therein on or prior to the Closing, which shall be in the form attached hereto as Exhibit B.

“SAFE” means the State Administration of Foreign Exchange of the PRC.

“SAFE Rules and Regulations” means collectively, Circular 37 and any other applicable SAFE rules and regulations.

“SAIC” means the State Administration of Industry and Commerce of the PRC or, with respect to the issuance of any business license or filing or registration to be effected by or with the State Administration of Industry and Commerce, any Governmental Authority which is similarly competent to issue such business license or accept such filing or registration under the Laws of the PRC.

“Securities Act” means the U.S. Securities Act of 1933, as amended and interpreted from time to time.

“Series A Preferred Shares” means collectively, Series A-1 Preferred Shares, Series A-2 Preferred Shares and Series A-3 Preferred Shares of the Company.

“Series A Investors” means Series A-1 Investor, Series A-2 Investor and Series A-3 Investor.

“Series A-1 Preferred Shares” means Series A-1 Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles and the other Transaction Documents.

“Series A-1 Investor” means Warburg Pincus Cango Fintech Investment Company Limited.

“Series A-1 Investor Affiliate” means the applicable entity as set forth in the Schedule II of this Agreement.

“Series A-2 Preferred Shares” means Series A-2 Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles and the other Transaction Documents.

“Series A-2 Investor” means PV Peacock Limited .

“Series A-2 Investor Affiliate” means the applicable entity as set forth in the Schedule II of this Agreement.

7	Share Purchase Agreement

“Series A-3 Preferred Shares” means Series A-3 Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles and the other Transaction Documents.

“Series A-3 Investor” means Zodiac One Limited.

“Series A-3 Investor Affiliate” means the applicable entity as set forth in the Schedule II of this Agreement.

“Series B Onshore Subscription Agreement” means the Share Subscription Agreement entered into among the Series B Investor Affiliates other than Taikang Life Insurance Co., Ltd. (泰康人寿保险有限公司) and Shandong State-controlled Taikang Phase I Industrial Development Fund Partnership Enterprise (Limited Partnership) (山东国控泰康一期产业发展基金合伙企业（有限合伙） ), the Principals, the Domestic Company and other parties thereto dated as of January 24, 2018, as supplemented or amended from time to time.

“Series B Preferred Shares” means Series B Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles and other Transaction Documents.

“Series B Investors” means the applicable entities as set forth in the Schedule II of this Agreement.

“Series B Investor Affiliates” means the applicable entities as set forth in the Schedule II of this Agreement.

“Shareholders Agreement” means the Shareholders Agreement to be entered into by and among the parties named therein on or prior to the Closing, which shall be in the form attached hereto as Exhibit C.

“SOE Regulations” means any and all Laws that applicable to an entity directly or indirectly owned or invested by any Governmental Authority in the PRC, which shall include without being limited to the Measures for the Supervision and Administration of the Transactions of State-Owned Assets of Enterprises issued by the PRC State Council and the PRC Ministry of Finance on June 24, 2016.

“Subsidiary” means, with respect to any given Person, any other Person that is Controlled directly or indirectly by such given Person.

“Taikang” means Magic Spark Inc. and TK Autolink Inc..

“Tencent” means Tencent Mobility Limited.

“TK Onshore Subscription Agreement” means the Share Subscription Agreement entered into among Taikang Life Insurance Co., Ltd. (泰康人寿保险有限公司) and Shandong State-controlled Taikang Phase I Industrial Development Fund Partnership Enterprise (Limited Partnership) (山东国控泰康一期产业发展基金合伙企业（有限合伙） ), the Principals, the Domestic Company and other parties thereto dated as of December 26, 2017, as supplemented or amended from time to time.

8	Share Purchase Agreement

“Transaction Documents” means this Agreement, the Shareholders Agreement, the Right of First Refusal & Co-Sale Agreement, the Memorandum and Articles, the Control Documents and each of the other agreements and documents otherwise required in connection with implementing the transactions contemplated by any of the foregoing.

“WP Onshore Subscription Agreement” means the Share Subscription Agreement entered into among Warburg Pincus Financial Global Ltd , the Principals, the Domestic Company and other parties thereto dated as of March 21, 2017, as supplemented or amended from time to time.

“Warrantors” means, collectively, the Group Companies, the Principals and the Principal Holding Companies.

1.2	Other Defined Terms. The following terms shall have the meanings defined for such terms in the Sections set forth below:

Agreement	Preamble
Arbitration Notice	Section 7.5(i)
Business	Recitals
Closing	Section 2.2(i)
Company	Preamble
Confidential Information	Section 7.12(i)
Disclosing Party	Section 7.12(iii)
Disclosure Schedule	Section 3
Dispute	Section 7.5(i)
Domestic Company	Preamble
ESOP Shares	Section 3.2(i)
HK Company	Preamble
HKIAC	Section 7.5 (ii)
HKIAC Rules	Section 7.5 (ii)
Hong Kong	Section 7.4
Indemnification Agreement	Section 5(g)
Indemnified Party	Section 7.8(iv)
Indemnifying Party	Section 7.8(iv)
Investor/Investors	Preamble
Onshore Subscription Agreements	Section 7.10
Partnership(s)	Preamble
Party/Parties	Preamble
Principal(s)	Preamble
Principal Holding Company(ies)	Preamble
SEC	Section 4.1(f)
WFOE	Preamble

2. Purchase, Allotment and Sale of Shares.

2.1	Sale, allotment and Issuance of the Preferred Shares.

(i) Subject to the terms and conditions of this Agreement, at the Closing (as defined below), in consideration of the Series A-1 Investor Affiliate’s execution of the Control Documents, the Company agrees to issue and sell to the Series A-1 Investor, that number of Series A-1 Preferred Shares set forth opposite the Series A-1 Investor’s name on Schedule II attached hereto.

9	Share Purchase Agreement

(ii) Subject to the terms and conditions of this Agreement, at the Closing, in consideration of the Series A-2 Investor Affiliate’s execution of the Control Documents, the Company agrees to issue and sell to the Series A-2 Investor, that number of Series A-2 Preferred Shares set forth opposite the Series A-2 Investor’s name on Schedule II attached hereto.

(iii) Subject to the terms and conditions of this Agreement, at the Closing, in consideration of the Series A-3 Investor Affiliate’s execution of the Control Documents, the Company agrees to issue and sell to the Series A-3 Investor, that number of Series A-3 Preferred Shares set forth opposite the Series A-3 Investor’s name on Schedule II attached hereto.

(iv) Subject to the terms and conditions of this Agreement, at the Closing, in consideration of each Series B Investor Affiliate’s execution of the Control Documents, the Company agrees to issue and sell to the respective Series B Investor, that number of Series B Preferred Shares set forth opposite such Series B Investor’s name on Schedule II attached hereto.

2.2	Closing

(i) Closing. The consummation of the sale, allotment and issuance of the Preferred Shares pursuant to Section 2.1 (the “Closing”) shall take place remotely via the exchange of documents and signatures as soon as practicable after all closing conditions specified in Section 5 hereof have been satisfied or otherwise waived, or at such other time and place as the Company and the Investors shall mutually agree in writing. The Company’s shareholding structure immediately after the Closing (reflecting all outstanding and issued Equity Securities of the Company) shall be as set forth in the Company’s capitalization table attached hereto as Schedule III.

(ii) Deliveries by the Company at Closing. At the Closing, the Company shall deliver to each Investor (x) the updated register of members of the Company, certified by the registered agent of the Company, reflecting the issuance to each Investor of the applicable Preferred Shares being purchased by such Investor at the Closing pursuant to Section 2.1, (y) the updated register of directors of the Company, certified by the registered agent of the Company, evidencing the appointment of the directors as contemplated by Section 5(h) hereof, and (z) the duly executed share certificate or certificates issued in the name of such Investor representing the applicable Preferred Shares being issued to such Investor at the Closing.

(iii) Deliveries by the Investors at Closing. At the Closing, subject to the satisfaction or waiver of all the conditions set forth in Section 5 below, each Investor shall (or procure its respective Investor Affiliate to), severally and not jointly, execute and deliver to the Company the Control Documents to which it is a party.

10	Share Purchase Agreement

3. Representations and Warranties of the Warrantors. Subject to such exceptions as may be specifically set forth in the disclosure schedule delivered by the Warrantors to the Investors as of the date hereof (the “Disclosure Schedule”, attached hereto as Exhibit D), each of the Warrantors jointly and severally represents and warrants to the Investors that, each of the statements contained in this Section 3 is true, correct and complete as of the date of this Agreement, and that each of such statements and information shall be true, correct and complete on and as of the date of the Closing, with the same effect as if made on and as of the date of the Closing.

3.1 Organization, Good Standing and Qualification. Each Group Company is duly organized, validly existing and in good standing (or equivalent status in the relevant jurisdiction) under, and by virtue of, the Laws of the place of its incorporation or establishment and has all requisite power and authority to own its properties and assets and to carry on its business as now conducted and as proposed to be conducted, and to perform each of its obligations under the Transaction Documents to which it is a party. Each Group Company is qualified to do business and is in good standing (or equivalent status in the relevant jurisdiction) in each jurisdiction. Each Group Company that is a PRC entity has a valid business license issued by the SAIC or its local branch or other relevant Government Authorities (a true and complete copy of which has been delivered to the Investors), and has, since its establishment, carried on its business in compliance with the business scope set forth in its business license.

3.2	Capitalization and Voting Rights.

(i) Company. The authorized share capital of the Company is and immediately prior to the Closing shall be US$50,000 divided into (a) a total of 500,000,000 authorized Ordinary Shares, 372,138,271 of which have been designated as “Ordinary Shares”, 120,126,900 of which are issued and outstanding immediately prior to the Closing, and 27,845,526 “Ordinary Shares” (“ESOP Shares”) have been reserved for issuance to officers, directors, employees, consultants or service providers of the Company pursuant to the ESOP, and the Company’s shareholding structure immediately after the reservation of ESOP Shares shall be as set forth in the Company’s capitalization table attached hereto as Schedule IV, (b) a total of 53,431,125 authorized Series A-1 Preferred Shares, none of which are issued and outstanding immediately prior to the Closing, (c) a total of 2,179,215 authorized Series A-2 Preferred Shares, none of which are issued and outstanding immediately prior to the Closing, (d) a total of 10,308,663 authorized Series A-3 Preferred Shares, none of which are issued and outstanding immediately prior to the Closing, and (e) a total of 61,942,726 authorized Series B Preferred Shares, none of which are issued and outstanding immediately prior to the Closing. Section 3.2(i) of the Disclosure Schedule sets forth the capitalization table of each Group Company immediately prior to the Closing and immediately after the Closing, in each case reflecting all then outstanding and issued Equity Securities of such Group Company, the record and beneficial holders thereof.

(ii) HK Company. 10,000 ordinary shares of the HK Company are issued and outstanding and held by the Company. The Company is the sole record and beneficial owner of such shares.

(iii) WFOE. The registered capital of the WFOE is set forth opposite its name on Section 3.2(i) of the Disclosure Schedule, and the HK Company is the sole record and beneficial owner of such registered capital.

(iv) Domestic Company. The registered capital of the Domestic Company is set forth opposite its name on Section 3.2(i) of the Disclosure Schedule, together with an accurate and complete list of the record and beneficial owners of such registered capital.

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(v) No Other Securities. Except for (a) the conversion privileges of the Preferred Shares, (b) certain rights provided in the Transaction Documents from and after the Closing, and (c) the outstanding Equity Securities set forth in Section 3.2(i) of the Disclosure Schedule, (1) there are no and at the Closing there shall be no other authorized or outstanding Equity Securities of any Group Company, (2) no Equity Securities of any Group Company are subject to any preemptive rights, rights of first refusal (except to the extent provided by applicable PRC Laws) or other rights to purchase such Equity Securities or any other rights with respect to such Equity Securities, and (3) no Group Company is a party or subject to any Contract that affects or relates to the voting or giving of written consents with respect to, or the right to cause the redemption, or repurchase of, any Equity Security of such Group Company. Except as set forth in the Shareholders Agreement (from and after the Closing), the Company has not granted any registration rights or information rights to any other Person, nor is the Company obliged to list any of the Equity Securities of any Group Companies on any securities exchange. Except as contemplated under the Transaction Documents or as disclosed in Section 3.2(v) of the Disclosure Schedule, there are no voting or similar agreements which relate to the share capital or registered capital of any Group Company.

(vi) Issuance and Status. All presently outstanding Equity Securities of each Group Company were duly and validly issued (or subscribed for) in compliance with all applicable Laws, preemptive rights of any Person, and applicable Contracts. All share capital or registered capital, as the case may be, of each Group Company have been duly and validly issued, are fully paid (or subscribed for) pursuant to its Charter Documents and nonassessable, and as of the Closing shall be free of any and all Liens (except for any restrictions on transfer under the Transaction Documents and applicable Laws). Except as contemplated under the Transaction Documents, there are no (a) resolutions pending to increase the share capital or registered capital of any Group Company or cause the liquidation, winding up, or dissolution of any Group Company, nor has any distress, execution or other process been levied against any Group Company, (b) dividends which have accrued or been declared but are unpaid by any Group Company, (c) obligations, contingent or otherwise, of any Group Company to repurchase, redeem, or otherwise acquire any Equity Securities, or (d) outstanding or authorized equity appreciation, phantom equity, equity plans or similar rights with respect to any Group Company. All dividends (if any) or distributions (if any) declared, made or paid by each Group Company, and all repurchases and redemptions of Equity Securities of each Group Company (if any), have been declared, made, paid, repurchased or redeemed, as applicable, in accordance with its Charter Documents and all applicable Laws.

(vii) Title. Each Group Company is the sole record and beneficial holder of all of the Equity Securities set forth opposite its name on Section 3.2(i) of the Disclosure Schedule, free and clear of all Liens of any kind other than those arising under applicable Laws.

3.3 Corporate Structure; Subsidiaries. Section 3.3 of the Disclosure Schedule sets forth a complete structure chart showing all Group Companies and indicating the ownership and Control relationships among all Group Companies, the nature of the legal entity which each Group Company constitutes, and the jurisdiction in which each Group Company is organized. No Group Company owns or Controls, or has ever owned or Controlled, directly or indirectly, any Equity Security, interest or share in any other Person or is or was a participant in any joint venture, partnership or similar arrangement, except as disclosed in Section 3.3 of the Disclosure Schedule. No Group Company is obligated to make any investment in or capital contribution in or on behalf of any other Person. The Company was formed solely to hold the equity interests in the HK Company and the HK Company was formed solely to hold the equity interests in the WFOE. Neither the Company nor the HK Company has engaged in any other business and has not incurred any Liability, other than those incurred during the ordinary course of their formation and maintenance, since its formation. The Domestic Company and the WFOE are engaged in the Business as set forth in the Recitals and has no other business. Neither the Principals, the Principal Holding Companies nor any Person Controlled by the Principals or the Principal Holding Companies (other than a Group Company), is engaged in the Business or has any assets in relation to the Business (other than through an advisory, employment or consulting relationship with a Group Company) or any Contract with any Group Company, except as disclosed in Section 3.3 of the Disclosure Schedule.

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3.4 Authorization. Each Warrantor has all requisite power and authority to execute and deliver the Transaction Documents to which such Warrantor is a party and to carry out and perform such Warrantor’s obligations thereunder. All actions on the part of each party to the Transaction Documents (other than the Investors) (and, as applicable, its officers, directors and shareholders) that are necessary for the authorization, execution and delivery of the Transaction Documents, the performance of all obligations of each such party, and, in the case of the Company, the authorization, issuance (or reservation for issuance), allotment, and sale of the Preferred Shares and the Conversion Shares, have been taken or will be taken on or prior to the Closing. Each Transaction Document shall have been duly executed and delivered on or prior to the Closing by each party thereto (other than the Investors) and constitutes valid and legally binding obligations of such party, enforceable against such party in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other Laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.5 Valid Issuance of Shares. The Preferred Shares, when issued, delivered and paid for in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable, free from any Liens (except for any restrictions on transfer under applicable Laws and under the Transaction Documents). The Conversion Shares have been reserved for issuance and, upon issuance in accordance with the terms of the Memorandum and Articles, will be duly and validly issued, fully paid and non-assessable, free from any Liens (except for any restrictions on transfer under applicable securities Laws and under the Transaction Documents). The issuance of the Preferred Shares and the Conversion Shares is not and will not be subject to any preemptive rights, rights of first refusal or similar rights other than those set forth in the Transaction Documents.

3.6 Offering. Subject to the qualifications of the applicable shareholders as required by the Securities Act and any other applicable securities Laws, the offer, sale, allotment and issuance of the Preferred Shares are, and the issuance of the Conversion Shares will be, exempt from the registration and prospectus delivery requirements of such Securities Act and applicable securities Laws.

3.7 No Brokers. Except as disclosed in Section 3.7 of the Disclosure Schedule, neither any Group Company nor any of its Affiliates has any Contract with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement or by any of the Transaction Documents, or has incurred any Liability for any brokerage fees, agents’ fees, commissions or finders’ fees in connection with any of the Transaction Documents or the consummation of the transactions contemplated therein.

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3.8 No General Solicitation. Neither any Group Company, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Preferred Shares.

3.9 Captive Structure. The Control Documents, in the aggregate intended to establish and maintain a Captive Structure through which the WFOE controls the Domestic Company, upon execution and delivery by the parties thereto, will constitute valid and binding obligations of the parties thereto enforceable in accordance with their respective terms and adequate to establish and maintain the intended Captive Structure, under which the financial statements of the Domestic Company will be consolidated with those of the other Group Companies in accordance with the Accounting Standards. None of the Warrantors has received any oral or written inquiries, notifications or any other form of official correspondence from any Governmental Authorities challenging or questioning the legality or enforceability of any of the Control Documents.

3.10 Consents and Permits. All consents, permits, approvals, orders, authorizations or registrations, qualifications, designations, declarations or filings by or with any Governmental Authority and any third party which are required to be obtained or made by each Warrantor in connection with the consummation of the transactions contemplated hereunder and under the Transaction Documents will have been obtained or made prior to and be in full force and effect as at the Closing.

3.11 No Conflicts. The execution, delivery and performance of and compliance with the Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not result in any such violation, breach or default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, either a default under any Warrantor’s Charter Documents or any term or provision of any mortgage, indenture, contract, agreement or instrument to which any Warrantor is a party or by which it may be bound, or, a violation of any statutes, Laws, regulations or orders, or an event which results in the creation of any lien, charge or encumbrance upon any asset of any Group Company.

3.12 Insolvency. Each of the Warrantors (i) is and has been solvent, and (ii) is free from pending bankruptcy, corporate reorganization proceedings, liquidation, or any other insolvency or bankruptcy action or event.

3.13 Compliance with Other Instruments. None of the Warrantors is in violation or default of any provisions of its respective Charter Documents, or of any instrument, judgment, order, writ, or decree, or under any note, indenture, mortgage, lease, agreement, contract or purchase order to which it is a party or by which it is bound, or any applicable Laws.

4.	Representations and Warranties of the Investors and the Partnerships.

4.1 Each Investor hereby represents and warrants to the Company, severally and not jointly, that as of the date of this Agreement and as of the date of the Closing:

(a) Organization, Good Standing and Qualification. Such Investor is duly organized, validly existing and in good standing (or equivalent status in the relevant jurisdiction) under, and by virtue of, the Laws of the place of its incorporation or establishment and has all requisite power and authority to own its properties and assets and to carry on its business.

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(b) Authorization. Such Investor has all requisite power and authority to execute and deliver the Transaction Documents to which it is a party and to carry out and perform its obligations thereunder. All actions on the part of such Investor that are necessary for the authorization, execution and delivery of the Transaction Documents to which it is a party, have been taken or will be taken prior to the Closing. Each Transaction Document has been duly executed and delivered by such Investor (to the extent such Investor is a party), enforceable against such Investor in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other Laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c) No Conflicts. The execution, delivery and performance of each Transaction Document to which it is a party by such Investor do not, and the consummation by such Investor of the transactions contemplated hereby and thereby will not, (a) result in a violation of the Charter Documents of such Investor, (b) conflict with or result in a breach or violation in any statutes, Laws, regulations or orders applicable to such Investor, or (c) conflict with or result in a breach or violation in, or constitute a default under, any Contract to which such Investor is a party or by which such Investor is bound.

(d) No Consents. The execution, delivery and performance of each Transaction Document to which it is a party by such Investor is not subject to any consents, permits, approvals, orders, authorizations or registrations, qualifications, designations, declarations or filings by or with any Governmental Authority or any third party.

(e) Purchase for Own Account. Unless otherwise disclosed to the Company in writing, the applicable Preferred Shares being purchased by such Investor and the Conversion Shares thereof will be acquired for such Investor’s own account, not as a nominee or agent, and not with a view to or in connection with the sale or distribution of any part thereof.

(f) Status of Investor. Such Investor is either (i) an “accredited investor” within the meaning of the U.S. Securities and Exchange Commission (“SEC”) Rule 501 of Regulation D, as presently in effect, under the Securities Act, or (ii) not a “U.S. person” as defined in Rule 902 of Regulation S of the Securities Act. Such Investor has the knowledge, sophistication and experience necessary to make an investment decision like that involved in the purchase of the Preferred Shares and can bear the economic risk of its investment in the Preferred Shares.

(g) Restricted Securities. Such Investor understands that the applicable Preferred Shares and the Conversion Shares are restricted securities within the meaning of Rule 144 under the Securities Act; that the applicable Preferred Shares and the Conversion Shares are not registered or listed publicly and must be held indefinitely unless they are subsequently registered or listed publicly or an exemption from such registration or listing is available.

(h) Non State-owned. Such Investor is not a PRC state-owned enterprise as defined in any SOE Regulations and is not subject to any SOE Regulations, except in the case of Cinda and Boyu, the execution of the Transaction Documents to which Cinda or Boyu is a party, the consummation of the transactions contemplated hereby and thereby and any disposal of Cinda or Boyu’s interests in the Company is not or will not be subject to any SOE Regulations.

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4.2 Each Partnership hereby represents and warrants to the Investors, severally and not jointly, that:

(a) Organization, Good Standing and Qualification. Such Partnership is duly organized, validly existing and in good standing (or equivalent status in the relevant jurisdiction) under, and by virtue of, the Laws of the place of its incorporation or establishment and has all requisite power and authority to own its properties and assets and to carry on its business.

(b) Authorization. Such Partnership has all requisite power and authority to execute and deliver the Transaction Documents to which it is a party and to carry out and perform its obligations thereunder. All actions on the part of such Partnership that are necessary for the authorization, execution and delivery of the Transaction Documents to which it is a party, have been taken or will be taken prior to the Closing. Each Transaction Document has been duly executed and delivered by such Partnership (to the extent such Partnership is a party), enforceable against such Partnership in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other Laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c) Consents and Permits. All consents, permits, approvals, orders, authorizations or registrations, qualifications, designations, declarations or filings by or with any Governmental Authority and any third party which are required to be obtained or made by each Partnership in connection with the consummation of the transactions contemplated hereunder and under the Transaction Documents have been obtained or made prior to and be in full force and effect as at the Closing.

(d) No Conflicts. The execution, delivery and performance of and compliance with the Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not result in any such violation, breach or default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, either a default under any Partnership’s Charter Documents or any term or provision of any mortgage, indenture, contract, agreement or instrument to which the any Partnership is a party or by which it may be bound, or, a violation of any statutes, Laws, regulations or orders, or an event which results in the creation of any lien, charge or encumbrance upon any asset of any Partnership.

5. Conditions of the Investors’ Obligations at the Closing. The obligations of each Investor to consummate the Closing under Section 2 of this Agreement are subject to the fulfillment, to the satisfaction of such Investor on or prior to the Closing, or waiver by such Investor, of the following conditions:

(a) Representations and Warranties. Each of the representations and warranties of the Warrantors and the Partnerships contained in Section 3 and Section 4.2 shall have been true and complete when made and shall be true and complete on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing, except in either case for those representations and warranties that address matters only as of a particular date, which representations will have been true and complete as of such particular date.

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(b) Performance. Each Warrantor shall have performed and complied with all obligations and conditions contained in the Transaction Documents that are required to be performed or complied with by them, on or before the Closing.

(c) Authorizations. All Consents of any competent Governmental Authority or of any other Person that are required to be obtained by any Warrantor or Partnership in connection with the consummation of the transactions that are required to be consummated prior to the Closing as contemplated by the Transaction Documents (including but not limited to those related to the formation of the Company, the lawful issuance and sale of the Preferred Shares, and any waivers of notice requirements, rights of first refusal, preemptive rights, put or call rights) shall have been duly obtained and effective as of the Closing, and evidence thereof shall have been delivered to the Investors.

(d) Proceedings and Documents. All corporate and other proceedings in connection with the transactions to be completed at the Closing and all documents incident thereto, including without limitation written approval from all of the then current holders of equity interests of each Group Company (other than the Investors), as applicable, with respect to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, shall have been obtained or executed.

(e) Memorandum and Articles. The Memorandum and Articles, in the forms attached hereto as Exhibit A-1 and Exhibit A-2, respectively, shall have been duly adopted by all necessary actions of the Board of Directors and/or the shareholders of the Company (which Memorandum and Articles shall have been submitted for filing with the appropriate authority(ies) of the Cayman Islands at or prior to the Closing), and such adoption shall have become effective prior to the Closing with no alteration or amendment as of the Closing, and reasonable evidence thereof shall have been delivered to the Investors.

(f) Transaction Documents. Each of the parties to the Transaction Documents, other than the Investors, shall have executed and delivered such Transaction Documents to the Investors.

(g) Indemnification Agreement. The Company shall have delivered to each of Series A-1 Investor, Tencent and Taikang a copy of indemnification agreement between the Company and the Investor Director (as defined in the Shareholders Agreement) appointed by Series A-1 Investor, Tencent and Taikang respectively, duly executed by the Company (the “Indemnification Agreement”) in form and substance attached hereto as Exhibit E.

(h) Board of Directors. The Company shall have taken all necessary corporate actions such that immediately following the Closing (x) the board of directors of each of the Company, the HK Company, the WFOE and the Domestic Company shall have seven (7) members, among which, four (4) members shall be appointed by the Principals, one (1) member shall be appointed by the Series A-1 Investor, one (1) member shall be appointed by Tencent, and one (1) member shall be appointed by Taikang, (y) a representative nominated by the Series A-3 Investor shall have been appointed as the observer of the board of directors of the Company, the HK Company, the WFOE and the Domestic Company, and (z) a representative nominated by Didi shall have been appointed as the observer of the board of directors of the Company, the HK Company, the WFOE and the Domestic Company.

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(i) SAFE Registration. The Principals and any other holder or beneficial owner of any Equity Securities of the Company, who is a “Domestic Resident” as defined in Circular 37 and is subject to any of the registration or reporting requirements of Circular 37, shall have obtained a SAFE registration certificate with respect to his/her interest in the Company, and shall have no reason to believe that they may not be in full compliance with all such reporting and/or registration requirements.

(j) Opinions of Company’s Counsels. Each Investor shall have received (i) from PRC counsel to the Group Companies legal opinions addressed to such Investor, dated the date of the Closing, and (ii) from Cayman Islands counsel to the Company a legal opinion addressed to such Investor, dated the date of the Closing.

(k) Closing Certificate. The Warrantors shall have executed and delivered to each Investor a certificate dated as of the Closing stating that the conditions specified in this Section 5 have been fulfilled or waived as of the Closing.

(l) Certificate of Good Standing. The Company shall have deliver to each Investor a certificate of good standing of the Company dated no earlier than ten (10) Business Days prior to the date of Closing.

(m) Certificate of Incumbency. The Company shall have delivered to each Investor a certificate of incumbency of the Company, issued by the secretary of the Company, dated no earlier than ten (10) Business Days prior to the date of the Closing.

(n) Secretary’s Certificate. The secretary of the Company shall deliver to each Investor at the Closing a certificate certifying (i) the Memorandum and Articles, and (ii) resolutions of the shareholders and the board of directors of the Company approving the Transaction Documents, the transactions contemplated hereby and thereby, and the performance of all obligations of the Company hereunder and thereunder.

6. Conditions of the Company’s Obligations at Closing. The obligations of the Company to consummate the Closing under Section 2 of this Agreement, unless otherwise waived in writing by the Company, are subject to the fulfillment on or before the Closing of each of the following conditions:

6.1 Representations and Warranties. The representations and warranties of each Investor contained in Section 4.1 shall have been true and complete when made and shall be true and complete on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing, except in either case for those representations and warranties that address matters only as of a particular date, which representations will have been true and complete as of such particular date.

6.2 Performance. Each Investor shall have performed and complied with all covenants, obligations and conditions contained in this Agreement that are required to be performed or complied with by each Investor on or before the Closing.

6.3 Transaction Documents. Each of the Transaction Documents shall have been executed and delivered by such Investor.

6.4 Filing with CIRC. In respect of Taikang, Taikang shall have completed the filing of the transaction contemplated under the Transaction Documents with the CIRC without objection or dissent (if applicable) and submitted relevant information to the Equity Investment Information Reporting System (if applicable).

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7.	Covenants; Miscellaneous.

7.1	Post Closing Covenants.

(i) Compliance with Laws. Each Group Company shall, and each Principal shall cause each Group Company to, use their respective reasonable best efforts to comply in all material respects with all applicable Laws, including but not limited to applicable PRC Laws relating to the Business, Intellectual Property, anti-corruption, anti-money laundry, taxation, employment and social welfare and benefits.

(ii) Compliance with SAFE Rules and Regulations. The Principals and any other holder or beneficial owner of any Equity Securities of the Company, who is a “Domestic Resident” as defined in Circular 37 and is subject to any of the registration or reporting requirements of Circular 37, shall, and the Group Companies shall cause those individuals to, comply with all reporting and/or registration requirements (including filings of amendments to existing registrations) under the SAFE Rules and Regulations in respect of his/her direct and indirect record and beneficial ownership of any equity interest in the Company and each other Group Company.

(iii) Business of the Company. Unless otherwise approved by the Board or shareholders of the Company, as applicable, the business of the Company shall be restricted to the holding of shares or equity interest in the HK Company, and the business of the HK Company shall be restricted to the holding of shares or equity interest in the WFOE.

(iv) D&O Insurance. If requested by Series A-1 Investor, Tencent or Taikang, the Company shall obtain and maintain director and officer insurance with coverage and terms to the reasonable satisfaction of Series A-1 Investor, Tencent or Taikang.

(v) Equity Pledge Registration. As soon as practicable but in no event later than two (2) months after the Closing, the Company shall procure that the equity pledge made by each equity holder of the Domestic Company in favor of the WFOE pursuant to the Control Documents shall be registered with the competent PRC Governmental Authorities.

(vi) Transfer of Assets and Business Contracts. Subject to the approvals of the shareholders of relevant Group Company as provided by other Transaction Documents, as soon as practicable after the Closing, the Company shall cause the material Intellectual Property, assets and the business contracts of the Domestic Company, to the maximum extent permitted by the applicable laws, to be transferred to the WFOE. Subject to the approvals of the board of directors of relevant Group Company and/or the approvals of the shareholders of relevant Group Company as provided by other Transaction Documents, to the maximum extent permitted by the applicable laws, any future material Intellectual Property, assets of the Group Companies shall be owned in the WFOE’s name and any future business contract shall be entered into by the WFOE.

7.2 Further Assurances. Upon the terms and subject to the conditions herein, each of the Parties hereto agrees to use its best efforts to take or cause to be taken all action, to do or cause to be done, to execute such further instruments, and to assist and cooperate with the other Parties hereto in doing, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and other Transaction Documents, provided that except as expressly provided herein, no Party shall be obligated to grant any waiver of any condition or other waiver hereunder.

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7.3 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties hereto whose rights or obligations hereunder are affected by such terms and conditions. This Agreement and the rights and obligations therein may not be assigned by any Warrantor without the prior written consent of the Investors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.4 Governing Law. This Agreement shall be governed by and construed under the Laws of the Hong Kong, without regard to principles of conflict of Laws thereunder.

7.5	Dispute Resolution.

(i) Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement, or the interpretation, breach, termination, validity or invalidity thereof, shall be referred to arbitration upon the demand of either party to the dispute with notice (the “Arbitration Notice”) to the other.

(ii) The Dispute shall be settled by arbitration in Hong Kong by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in force when the Arbitration Notice is submitted in accordance with the HKIAC Rules. There shall be one (1) arbitrator. The HKIAC Council shall select the arbitrator, who shall be qualified to practice law in Hong Kong.

(iii) The arbitral proceedings shall be conducted in English. To the extent that the HKIAC Rules are in conflict with the provisions of this Section, including the provisions concerning the appointment of the arbitrators, the provisions of this Section shall prevail.

(iv) Each party to the arbitration shall cooperate with each other party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other party in connection with such arbitral proceedings, subject only to any confidentiality obligations binding on such party.

(v) The award of the arbitral tribunal shall be final and binding upon the parties thereto, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

(vi) The arbitral tribunal shall decide any Dispute submitted by the parties to the arbitration strictly in accordance with the substantive Laws of Hong Kong (without regard to principles of conflict of Laws thereunder) and shall not apply any other substantive Law.

(vii) Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

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(viii) During the course of the arbitral tribunal’s adjudication of the Dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

7.6 Notices. Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address of the relevant Party as shown on Schedule V (or at such other address as such Party may designate by ten (10) days’ advance written notice to the other Parties to this Agreement given in accordance with this Section). Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a written confirmation of delivery, and to have been effected at the earlier of (i) delivery (or when delivery is refused) and (ii) expiration of two (2) Business Days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid, if such day is a Business Day and if sent during normal business hours of the recipient, otherwise the next Business Day. Notwithstanding the foregoing, to the extent a “with a copy to” address is designated, notice must also be given to such address in the manner above for such notice, request, consent or other communication hereunder to be effective.

7.7 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Warrantors contained in this Agreement shall survive any investigation made by any party hereto, and the consummation of the transactions contemplated hereby.

7.8	Indemnity.

(i) Each of the Warrantors hereby agrees to jointly and severally indemnify and hold harmless each Investor, and such Investor’s directors, officers, employees, Affiliates, agents, successors and assigns, from and against any and all Indemnifiable Losses suffered by such Investor, or such Investor’s directors, officers, employees, Affiliates, agents, successors and assigns, directly or indirectly, as a result of, or based upon or arising from any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements made by any Warrantors in or pursuant to this Agreement.

(ii) Each of the Partnerships hereby agrees to, severally and not jointly, indemnify and hold harmless each Investor, and such Investor’s directors, officers, employees, Affiliates, agents, successors and assigns, from and against any and all Indemnifiable Losses suffered by such Investor, or such Investor’s directors, officers, employees, Affiliates, agents, successors and assigns, directly or indirectly, as a result of, or based upon or arising from any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements made by such Partnership in or pursuant to this Agreement.

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(iii) Each Investor hereby agrees to, severally and not jointly, indemnify and hold harmless the Company from and against any and all Indemnifiable Losses suffered by the Company directly or indirectly, as a result of, or based upon or arising from any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements made by such Investor in or pursuant to this Agreement.

(iv) Any Party seeking indemnification with respect to any Indemnifiable Loss (an “Indemnified Party”) shall give written notice to the party required to provide indemnity hereunder (the “Indemnifying Party”).

(v) If any claim, demand or Liability is asserted by any third party against any Indemnified Party, the Indemnifying Party shall upon the written request of the Indemnified Party, defend any actions or proceedings brought against the Indemnified Party in respect of matters embraced by the indemnity under this Section 7.8. If, after a request to defend any action or proceeding, the Indemnifying Party neglects to defend the Indemnified Party, a recovery against the Indemnified Party suffered by it in good faith shall be conclusive in its favor against the Indemnifying Party.

(vi) This Section 7.8 shall not be deemed to preclude or otherwise limit in any way the exercise of any other rights or pursuit of other remedies for the breach of this Agreement or with respect to any misrepresentation.

7.9 Rights Cumulative; Specific Performance. Each and all of the various rights, powers and remedies of a party hereto will be considered to be cumulative with and in addition to any other rights, powers and remedies which such Party may have at Law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such Party. Without limiting the foregoing, the Parties hereto acknowledge and agree irreparable harm may occur for which money damages would not be an adequate remedy in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

7.10 Joint Liability. Each of the Warrantors hereby agrees to be jointly and severally liable for the Liabilities of the Principals, the holding companies of the Principals (if applicable) and the PRC Companies to each Investor and/or Investor Affiliate (as the case may be) under the WP Onshore Subscription Agreement, the PV Onshore Subscription Agreement, the TK Onshore Subscription Agreement and/or the Series B Onshore Subscription Agreement (as the case may be) (collectively, the “Onshore Subscription Agreements”), including but not limited to the obligations to indemnify Investor Affiliates according to and subject to the terms thereunder as if such offshore entity was a party to the Onshore Subscription Agreements. For the avoidance of doubt, the Onshore Subscription Agreements shall remain in effect according to the terms and conditions thereunder and shall not be replaced or superseded by this Agreement. Each of the Principals and Principal Holding Companies hereby agrees to be jointly and severally liable for the Liabilities of the Principals and the holding companies of the Principals (if applicable) to Boyu, Haitong and/or their applicable Affiliates (as the case may be) under the Onshore Equity Transfer Agreement, including but not limited to the obligations to indemnify Boyu, Haitong and/or their Affiliates according to and subject to the terms thereunder as if such offshore company was a party to the Onshore Equity Transfer Agreement. For the avoidance of doubt, the Onshore Equity Transfer Agreement shall remain in effect according to the terms and conditions thereunder and shall not be replaced or superseded by this Agreement.

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7.11 Limitation on Liabilities. Notwithstanding any other provisions hereunder to the contrary, the maximum aggregate monetary liability of each Principal under this Agreement shall in no event exceed the asset directly or indirectly owned by such Principal and all the Equity Securities of the Company directly or indirectly held by such Principal (including without limitation the Equity Securities of the Company held in trust by other shareholders (if applicable) for such Principle) when such liability becomes definitive, non-appealable and due. For purpose of this Section 7.11, absent intentional or malicious transfer of assets or the Equity Securities directly or indirectly held by any Principal, with respect to each Principal, the forgoing description “the asset directly or indirectly owned by such Principal” shall not include any asset that is under the name of any Immediate Family Member of such Principal and such asset that is under the name of any Immediate Family Member of such Principal shall not be deemed as “the asset directly or indirectly owned by such Principal” even if such property by its nature is the matrimonial community asset of such Principle and his/her spouse. For the further avoidance of doubt, except for those Equity Securities of the Company as subscribed or purchased by the Immediate Family Member of the Principals in accordance with the terms and conditions of the Transaction Documents, the Equity Securities directly or indirectly held by any Principal shall not be registered under the name of any Immediate Family Member of such Principal, or belong to any Immediate Family Member of such Principal by any means other than the inheriting pursuant to the applicable Laws and each of the Principal shall cause the spouse of such Principal to waive his/her rights to the interests in connection with the Equity Securities of the Company directly or indirectly held by such Principal (including without limitation the Equity Securities of the Company held in trust by other shareholders (if applicable) for such Principle).

7.12	Confidentiality.

(i) The terms and conditions of this Agreement, other Transaction Documents, any term sheet or memorandum of understanding entered into pursuant to the transactions contemplated hereby, all exhibits and schedules attached hereto and thereto, the transactions contemplated hereby and thereby, including their existence, and all information furnished by any Party hereto and by representatives of such Parties to any other Party hereof or any of the representatives of such Parties (collectively, the “Confidential Information”), shall be considered confidential information and shall not be disclosed by any Party hereto to any third party except in accordance with the provisions set forth below.

(ii) Notwithstanding the foregoing, each Party may disclose (i) the Confidential Information to its current or bona fide prospective investors, partners, Affiliates, assigns and their respective employees, officers, directors, bankers, debtors, accountants or legal counsels, business partners, agents or other consultants who need to know such information, in each case only where such persons or entities are informed of the confidential nature of the Confidential Information and are under appropriate nondisclosure obligations substantially similar to those set forth in this Section 7.12, (ii) such Confidential Information as is required to be disclosed pursuant to routine examination requests from Governmental Authorities with authority to regulate such Party’s operations, in each case as such Party deems appropriate in good faith, and (iii) the Confidential Information to any Person to which disclosure is approved in writing by the other Parties. Any Party hereto may also provide disclosure in order to comply with applicable Laws, as set forth in Section 7.12(iii) below.

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(iii) Except as set forth in Section 7.12(ii) above, in the event that any Party is requested or becomes legally compelled (including without limitation, pursuant to any applicable tax, securities, other Laws of any jurisdiction, or any applicable stock exchange rules or regulations) to disclose the existence of this Agreement or any Confidential Information, such party (the “Disclosing Party”) shall provide the other Parties hereto with prompt written notice of that fact and shall consult with the other Parties hereto regarding such disclosure. At the request of any other Parties, the Disclosing Party shall, to the extent reasonably possible and with the cooperation and reasonable efforts of the other Parties, seek a protective order, confidential treatment or other appropriate remedy. In any event, the Disclosing Party shall furnish only that portion of the information that is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information.

(iv) Notwithstanding any other provision of this Section 7.12, the confidentiality obligations of the Parties shall not apply to: (i) information which a restricted party learns from a third party which the receiving party reasonably believes to have the right to make the disclosure, provided the restricted party complies with any restrictions imposed by the third party; (ii) information which is rightfully in the restricted party’s possession prior to the time of disclosure by the protected party and not acquired by the restricted party under a confidentiality obligation; or (iii) information which enters the public domain without breach of confidentiality by the restricted party.

(v) Notwithstanding the foregoing, no Group Company shall use the name or logo of any Investor in any manner, context or format (including but not limited to reference on or links to websites, press releases) without the prior written consent of such Investor.

7.13 Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If, however, any provision of this Agreement shall be invalid, illegal, or unenforceable under any such applicable Law in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such Law, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality, or limitation on enforceability without affecting the remaining provisions of this Agreement, or the validity, legality, or enforceability of such provision in any other jurisdiction.

7.14 Amendments and Waivers. Any term of this Agreement may be amended only with the written consent of each of (i) the Company, (ii) the Principals and the Principal Holding Companies, and (iii) the respective Investor. Any amendment effected in accordance with this paragraph shall be binding upon each of the Parties hereto. Notwithstanding the foregoing, the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Party against whom such waiver is sought.

7.15 No Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy power hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

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7.16 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

7.17 No Presumption. The Parties acknowledge that any applicable Law that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. If any claim is made by a Party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any Party or its counsel.

7.18 Headings and Subtitles; Interpretation. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. Unless a provision hereof expressly provides otherwise: (i) the term “or” is not exclusive; (ii) words in the singular include the plural, and words in the plural include the singular; (iii) the terms “herein”, “hereof”, and other similar words refer to this Agreement as a whole and not to any particular section, subsection, paragraph, clause, or other subdivision; (iv) the term “including” will be deemed to be followed by, “but not limited to”, (v) the masculine, feminine, and neuter genders will each be deemed to include the others; (vi) the terms “shall”, “will”, and “agrees” are mandatory, and the term “may” is permissive; (vii) the term “day” means “calendar day”, and “month” means calendar month, (viii) all references in this Agreement to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement, (ix) all references in this Agreement to designated Schedules, Exhibits and Appendices are to the Schedules, Exhibits and Appendices attached to this Agreement, (x) the phrase “directly or indirectly” means directly, or indirectly through one or more intermediate Persons or through contractual or other arrangements, and “direct or indirect” has the correlative meaning, (xi) references to Laws include any such Law modifying, re-enacting, extending or made pursuant to the same or which is modified, re-enacted, or extended by the same or pursuant to which the same is made, (xii) each representation, warranty, agreement, and covenant contained herein will have independent significance, regardless of whether also addressed by a different or more specific representation, warranty, agreement, or covenant, (xiii) all accounting terms not otherwise defined herein have the meanings assigned under the Accounting Standards, (xiv) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, (xv) references to this Agreement, any other Transaction Documents and any other document shall be construed as references to such document as the same may be amended, supplemented or novated from time to time, and (xvi) all references to dollars or to “US$” are to currency of the United States of America and all references to RMB are to currency of the PRC (and each shall be deemed to include reference to the equivalent amount in other currencies).

7.19 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

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7.20 Entire Agreement. This Agreement and the other Transaction Documents, together with all schedules and exhibits hereto and thereto, constitute the full and entire understanding and agreement among the Parties with regard to the subjects hereof and thereof, and supersede all other agreements between or among any of the Parties with respect to the subject matters hereof and thereof.

7.21 Termination. This Agreement may be terminated prior to the Closing by mutual written consent of the Parties hereto. In the event of a valid termination of this Agreement pursuant to this Section 7.21, this Agreement shall become void and of no effect with no liability on the part of any Party hereto (or of any of its representatives); provided, however, that (i) Section 7.4, Section 7.5, Section 7.12 and Section 7.21 shall remain in full force and effect and survive termination of this Agreement, and (ii) nothing herein shall relieve any Party from liability for fraud or any willful and material breach of this Agreement prior to such termination. No Party claiming that any such breach occurred will have any duty or otherwise be obligated to mitigate any damages arising out of or resulting from such breach.

7.22 Use of English Language. This Agreement has been executed and delivered in the English language. Any translation of this Agreement into another language, if any, shall have no interpretive effect. All documents or notices to be delivered pursuant to or in connection with this Agreement shall be in the English language or, if any such document or notice is not in the English language, accompanied by an English translation thereof, and the English language version of any such document or notice shall control for purposes thereof.

7.23 Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under this Agreement and the other Transaction Documents are several and not joint, and no Investor is responsible in any way for the performance or conduct of any other Investor in connection with the transactions contemplated hereby. Nothing contained herein or in any other Transaction Document, and no action taken by any Investor pursuant hereto or thereto, shall be or shall be deemed to constitute a partnership, association, joint venture, or joint group with respect to the Investors. Each Investor agrees that no other Investor has acted as an agent for such Investor in connection with the transactions contemplated hereby.

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26	Share Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

GROUP COMPANIES:

Cango Inc.

By:	/s/ ZHANG Xiaojun
Name: ZHANG Xiaojun (张晓俊)
Title: Director

Cango Group Limited

By:	/s/ ZHANG Xiaojun
Name: ZHANG Xiaojun (张晓俊)
Title: Director

Shanghai Cango Investment and Management Consultation Co., Ltd. (上海灿谷投资管理咨询服务有限公司)

By:	/s/ ZHANG Xiaojun
Name: ZHANG Xiaojun (张晓俊)
Title: Legal Representative
[SEAL]

Can Gu Long (Shanghai) Information Technology Consulting Services Co., Ltd. (灿谷隆(上海)信息科技咨询服务有限公司)

By:	/s/ ZHANG Xiaojun
Name: ZHANG Xiaojun (张晓俊)
Title: Legal Representative
[SEAL]

[Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

PRINCIPALS:

/s/ ZHANG Xiaojun
ZHANG Xiaojun (张晓俊)

/s/ LIN Jiayuan
LIN Jiayuan (林佳元)

PRINCIPAL HOLDING COMPANIES:

Eagle Central Holding Limited

By:	/s/ ZHANG Xiaojun
Name:	ZHANG Xiaojun (张晓俊)
Title:	Director

Medway Brilliant Holding Limited

By:	/s/ LIN Jiayuan
Name:	LIN Jiayuan (林佳元)
Title:	Director

[Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

PARTNERSHIPS:

Huaiyuan L.P.

By:	/s/ XU Shouyan
Name:	XU Shouyan (徐首雁)
Title:	Authorized Signatory

Minghuai L.P.

By:	/s/ YU Beibei
Name:	YU Beibei (郁蓓蓓)
Title:	Authorized Signatory

Xiehuai L.P.

By:	/s/ LIN Jiayuan
Name:	LIN Jiayuan (林佳元)
Title	Authorized Signatory

[Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:

Warburg Pincus Cango Fintech Investment Company Limited

By:	/s/ David Sreter
Name:	David Sreter
Title:	Director

[Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:

PV Peacock Limited

By:	/s/ Ena Leung
Name:	Ena Leung
Title:	Director

[Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:

Zodiac One Limited

By:	/s/ Ena Leung
Name:	Ena Leung
Title:	Director

[Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:

Magic Spark Inc.

By:	/s/ Yunyun Zhang
Name:	Yunyun Zhang (张韵韵)
Title:	Director

[Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:

TK Autolink Inc.

By:	/s/ Yunyun Zhang
Name:	Yunyun Zhang (张韵韵)
Title:	Director

[Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:

Tencent Mobility Limited

By:	/s/ Ma Huateng
Name:	Ma Huateng
Title:	Director

[Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:

Links Advance Holdings Limited

By:	/s/ CHENG Wei
Name:	CHENG Wei
Title:	Director

[Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:

Haitong International Investment Holdings Limited

By:	/s/ Xi DENG
Name:	Xi DENG
Title:	Director

[Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:

Harbourside 1712 Limited

By:	/s/ LI Xiaoxiao
Name:	LI Xiaoxiao
Title:	Director

[Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:

China TH Capital Limited 中国泰合资本有限公司

By:	/s/ Liangjing Song
Name:	Liangjing Song
Title:	Partner

[Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:

Harmonic Century Limited

By:	/s/ Vincent Fok
Name:	Vincent Fok
Title:	Director

[Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:

RXD International. Ltd

By:	/s/ Jing Chen
Name:	Jing Chen
Title:	Director

[Signature Page to Share Purchase Agreement]